UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 26, 2011

ANNALY CAPITAL MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Annaly Capital Management, Inc. (“Annaly” or the “Company”) with the U.S. Securities and Exchange Commission on June 1, 2011 (“Original Filing”). The purpose of this Amendment No. 1 is to disclose the Company’s decision as to how frequently it will conduct future shareholder advisory votes regarding compensation awarded to its named executive officers and disclose the determination of the board of directors of the Company (the “Board”) that Jonathan Green will continue to serve as a director of the Company.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Board has considered the appropriate frequency of future non-binding advisory votes regarding compensation awarded to its named executive officers.  Among other factors, the Board considered the voting results at the Company’s 2011 Annual Meeting with respect to the non-binding advisory vote regarding the frequency of non-binding advisory votes regarding compensation awarded to its named executive officers.  The Board has determined that future non-binding advisory votes regarding compensation awarded to its named executive officers will be submitted to shareholders of the Company every three years.  The Board will continue to evaluate this decision annually.

Item 8.01.  Other Events

Annaly director Jonathan Green received more “Against” votes than “For” votes at the 2011 Annual Meeting of the Company.  Based on this outcome, the Board considered a number of factors to determine if requesting Mr. Green’s resignation was in the best interests of the Company and its shareholders.  Among other things, the Board considered Mr. Green’s unique qualifications, including, among other things, his significant experience as a chief executive of a real estate company, his diverse and significant background in the real estate industry and his legal expertise; his past and expected future contributions to the Company; his significant exposure to the Company’s business and industry through length of service on the Board; his historical participation and contributions at Board meetings and communications and commitment regarding future attendance and scheduling; his commitment to the success of the Company; the overall composition of the Board; and the likely reason why Mr. Green received more “Against” votes than “For” votes.

Additionally, the Board considered that prior to 2010, in each and every year since his election to the Board at the Company’s inception in January 1997, Mr. Green attended at least 75% of the regularly scheduled Board meetings and Committee meetings for each Committee on which he served.  The Board also determined that there were reasonable justifications for Mr. Green’s absences from the meetings in 2010.

Ultimately, after consideration of all of these factors, the members of the Board determined that Mr. Green has and continues to participate actively as a director, that he has made and continues to make substantial contributions to the Company and that it would not be in the best interests of the Company and its shareholders to request Mr. Green’s resignation.  Since Mr. Green’s resignation was not requested, Mr. Green will continue to serve on the Company’s Board until our next annual meeting of shareholders, at which time the Board expects he will be re-nominated for reelection as director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

		By:	/s/ Kathryn Fagan
			Name:	Kathryn Fagan
			Title:	Chief Financial Officer

Date:	June 20, 2011